UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

HRPT PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2006, HRPT Properties Trust, or the Company, amended its Declaration of Trust to increase the number of its authorized shares of beneficial interest from 300,000,000 to 350,000,000. The Company’s authorized shares are currently classified as follows: (i) 300,000,000 common shares, $0.01 par value per share; and (ii) 50,000,000 preferred shares, $0.01 par value per share.

In addition, on December 29, 2006, the Company increased the number of its authorized preferred shares which are designated as Junior Participating Preferred Shares from 2,500,000 to 3,000,000.

Item 8.01. Other Events.

On December 29, 2006, the Company entered into a Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., as sales agent, or the Sales Agent. Pursuant to the Sales Agreement, the Company may offer and sell up to 20,000,000 of its common shares of beneficial interest, or Common Shares, from time to time in a controlled equity offering program through the Sales Agent. Sales of Common Shares, if any, under the program may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Under the Sales Agreement, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Common Shares, if any, that the Company from time to time specifies. The Company has no obligation to specify any Common Shares for sale in the program, and may at any time suspend sales under the program or terminate the program.

A prospectus supplement relating to these Common Shares will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO POSSIBLE SALES OF THE COMPANY'S COMMON SHARES UNDER THE SALES AGREEMENT. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT BELIEFS AND EXPECTATIONS, BUT MAY NOT OCCUR DUE TO MANY DIFFERENT REASONS, SOME OF WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE, THE COMPANY HAS NO OBLIGATION TO SELL ANY COMMON SHARES UNDER THE SALES AGREEMENT AND MAY SUSPEND SALES OR TERMINATE THE SALES AGREEMENT AT ANY TIME FOR ANY

REASON. THE SALES AGREEMENT DOES NOT PROVIDE FOR A FIRM UNDERWRITING OF COMMON SHARES, AND THE SALES AGENT MAY NOT BE ABLE TO EFFECT SALES WHICH THE COMPANY FROM TIME TO TIME AUTHORIZES DUE TO MARKET CONDITIONS, DEVELOPMENTS AFFECTING THE COMPANY AND OTHER REASONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Sales Agreement, dated as of December 29, 2006, between HRPT Properties Trust and Cantor Fitzgerald & Co. relating to the issuance and sale of up to 20,000,000 common shares of beneficial interest.

3.1	Composite copy of Third Amendment and Restatement of Declaration of Trust of HRPT Properties Trust dated July 1, 1994, as amended to date.
3.2	Articles Supplementary, dated December 29, 2006, to Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, increasing the Junior Participating Preferred Shares.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By: /s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer
Dated: December 29, 2006